UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/26/2010

CNB BANCORP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50729

Virginia	54-2059214
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11407 Windsor Blvd.
Windsor, VA 23487
(Address of principal executive offices, including zip code)

(757) 242-4422
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Effective November 26, 2010, Jerry R. Bryant, Executive Vice President and Senior Loan Officer, and CNB Bancorp, Inc. and Citizens National Bank, its wholly owned subsidiary, mutually agreed to terminate Mr. Bryant's employment agreement after almost eight years of service, which agreement was terminable by either party upon thirty days notice.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jerry R. Bryant retired from his position as Executive Vice President and Senior Loan Officer with CNB Bancorp, Inc. and its wholly owned subsidiary, Citizens National Bank, effective November 26, 2010.    We would like to thank Mr. Bryant for his valuable contributions over the years and his ongoing support.

On January 3, 2011, Marcia C. Patterson, an organizing director of CNB Bancorp, Inc. and its fully owned subsidiary, Citizens National Bank, unexpectedly passed away. We would like to thank Mrs. Patterson for her valuable contributions and support during her years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANCORP INC.

Date: January 12, 2011	By:	/s/ Elizabeth T. Beale
Elizabeth T. Beale
Executive Vice President & Chief Financial Officer